UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2011
GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Parkway Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 9.01	Financial Statements and Exhibits.

SIGNATURES

 Section 5 - Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On December 7, 2011, the Board of Directors of GameTech International, Inc. (the “Company”) unanimously approved an amendment and restatement of the Company’s Bylaws effective November 30, 2011.

The changes to the Bylaws as a result of the amendment and restatement are described below.

1.
Article II was amended to no longer require that, in order to serve as a director, an individual must (i) have the ability to be present, in person, at all meetings of the Board of Directors, and (ii) have at least five years of gaming industry experience, either as a member of the board of directors or as a senior executive officer of a company that operates within the gaming industry.

2.	Article II was further amended to clarify that consent to any action of the Board of Directors, or of any committee thereof, taken without a meeting, may be done by electronic transmission.

3.	Certain other immaterial changes were made to conform to the revised nomenclature, move provisions within the Bylaws, and to correct typographical errors.

The foregoing summary of the changes to the Bylaws is subject to, and qualified in its entirety by reference to the complete text of  the Third Amended and Restated Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.2	Fourth Amended and Restated Bylaws, effective November 30, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GAMETECH INTERNATIONAL, INC.
By:	/s/ James Robertson
James Robertson
Vice President & General Counsel

Date: December 9, 2011

EXHIBIT INDEX

Exhibit No.	Description
3.2	Fourth Amended and Restated Bylaws, effective November 30, 2011

4